GameStop Announces Private Exchange of $1.4 Billion of Convertible Senior Notes for Equity

August 3, 2026

GRAPEVINE, Texas – (BUSINESS WIRE) –– GameStop Corp. (NYSE: GME) (“GameStop”) today announced that it has agreed to exchange approximately $1.4 billion aggregate principal amount of its outstanding convertible senior notes for shares of its Class A common stock (the “Common Stock”), pursuant to privately negotiated exchange agreements (the “Exchange Agreements”) entered into with certain existing holders (the “Existing Noteholders”) of its 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”) and 0.00% Convertible Senior Notes due 2032 (the “2032 Notes”). The Existing Noteholders are exchanging approximately $400 million aggregate principal amount of 2030 Notes and $1.0 billion aggregate principal amount of 2032 Notes (collectively, the “Exchange Notes”).

Pursuant to the Exchange Agreements, GameStop will issue shares of its Common Stock to the Existing Noteholders for their Exchange Notes (the “Exchange”). GameStop will not receive any cash proceeds from the issuance of the Common Stock in the Exchange. Following the closing of the Exchange, the Exchange Notes will be cancelled and no longer outstanding, and the Company’s outstanding long-term debt will be reduced by approximately $1.4 billion (with approximately $1.1 billion aggregate principal amount of 2030 Notes and $1.7 billion aggregate principal amount of 2032 Notes remaining outstanding). The Exchange retires this debt without the use of cash. The Exchange is expected to close on or about September 23, 2026, subject to customary closing conditions. The number of shares of Common Stock issuable in the Exchange will be based in part on the average volume-weighted average price of the Common Stock over a 35 consecutive trading day reference period beginning on August 3, 2026, subject to a per share price floor.

The offering, issuance and sale of the Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and the Common Stock may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and such other securities laws.

GameStop expects that some or all of the Existing Noteholders that participate in the Exchange may purchase or sell shares of Common Stock in open market transactions or enter into or unwind various derivative transactions with respect to Common Stock to hedge or unwind their investments in the Exchange Notes. These activities could increase or decrease the market price of the Common Stock or the Exchange Notes, the effect of which may be material.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
Cautionary Statement Regarding Forward-Looking Statements – Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the timing of consummation of the Exchange on the terms described above or at all, the number of shares of Common Stock issuable in the Exchange, which will not be determined until the completion of the applicable reference period. These forward-looking statements are based on GameStop’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause GameStop’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. These and other risks are more fully described in GameStop’s filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2026, and other filings and reports that GameStop may file from time to time with the SEC. Forward-looking statements represent GameStop’s beliefs and assumptions only as of the date of this press release. GameStop disclaims any obligation to update forward-looking statements.

Contacts

GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com

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